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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-35638 of SouthBanc Shares, Inc. of our report dated November 5, 1999, appearing in the joint Proxy Statement-Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such joint Proxy Statement-Prospectus.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Greenville, South Carolina
June 13, 2000